SEC Standardized Total Returns


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Life Series Fund as of December 31, 1996.

                                                   AVE. ANNUAL      TOTAL
                      ERV          P        N      TOTAL RETURN     RETURN
                      ---          -        -      ------------     ------

 Blue Chip Fund
 --------------
        1 year:   $ 1,118.60  $ 1,000.00   1.00       11.86%        11.86%
       5 years:   $ 1,640.80  $ 1,000.00   5.00       10.41%        64.08%
  Life of Fund:   $ 2,201.90  $ 1,000.00   6.82       13.55%       120.19%

 Discovery Fund
 --------------
        1 year:   $ 1,035.70  $ 1,000.00   1.00        3.57%         3.57%
       5 years:   $ 1,712.00  $ 1,000.00   5.00       11.35%        71.20%
  Life of Fund:   $ 2,829.40  $ 1,000.00   9.15       18.22%       182.94%

Government Fund
---------------
        1 year:   $   954.00  $ 1,000.00   1.00       (4.60%)       (4.60%)
  Life of Fund:   $ 1,185.50  $ 1,000.00   4.98        3.47%        18.55%

    Growth Fund
    -----------
        1 year:   $ 1,145.70  $ 1,000.00   1.00       14.57%        14.57%
       5 years:   $ 1,554.50  $ 1,000.00   5.00        9.22%        55.45%
  Life of Fund:   $ 2,227.90  $ 1,000.00   9.15       13.76%       122.79%

High Yield Fund
---------------
        1 year:   $ 1,036.30  $ 1,000.00   1.00        3.63%         3.63%
       5 years:   $ 1,569.50  $ 1,000.00   5.00        9.43%        56.95%
  Life of Fund:   $ 2,078.40  $ 1,000.00   9.15       12.50%       107.84%

International Securities Fund
-----------------------------
                      1 year:   $ 1,061.30  $ 1,000.00   1.00   6.13%    6.13%
                     5 years:   $ 1,442.30  $ 1,000.00   5.00   7.60%   44.23%
                Life of Fund:   $ 1,685.90  $ 1,000.00   6.71   8.77%   68.59%

        Investment Grade Fund
        ---------------------
                      1 year:   $   947.40  $ 1,000.00   1.00  (5.26%)  (5.26%)
                Life of Fund:   $ 1,264.90  $ 1,000.00   4.98   4.83%   26.49%

    Target Maturity 2007 Fund
    -------------------------
                      1 year:   $   900.80  $ 1,000.00   1.00  (9.92%)  (9.92%)
                Life of Fund:   $ 1,096.80  $ 1,000.00   1.68   5.64%    9.68%

    Target Maturity 2010 Fund
    -------------------------
                Life of Fund:   $ 1,031.40  $ 1,000.00    .68   3.14%    3.14%

        Utilities Income Fund
        ---------------------
                      1 year:   $ 1,008.80  $ 1,000.00   1.00    .88%     .88%
                Life of Fund:   $ 1,186.20  $ 1,000.00   3.09   5.61%   18.62%

NAV Only Total Returns


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Life Series Fund as of December 31, 1996.

                                                  AVE. ANNUAL      TOTAL
                      ERV          P         N    TOTAL RETURN     RETURN
                      ---          -         -    ------------     ------
 Blue Chip Fund
 --------------
        1 year:   $ 1,202.90  $ 1,000.00   1.00       20.29%        20.29%
       5 years:   $ 1,764.30  $ 1,000.00   5.00       12.03%        76.43%
  Life of Fund:   $ 2,367.10  $ 1,000.00   6.82       14.88%       136.71%

 Discovery Fund
 --------------
        1 year:   $ 1,113.60  $ 1,000.00   1.00       11.36%        11.36%
       5 years:   $ 1,841.20  $ 1,000.00   5.00       12.98%        84.12%
  Life of Fund:   $ 3,041.90  $ 1,000.00   9.15       19.61%       204.19%

Government Fund
---------------
        1 year:   $ 1,025.70  $ 1,000.00   1.00        2.57%         2.57%
  Life of Fund:   $ 1,274.40  $ 1,000.00   4.98        4.98%        27.44%

    Growth Fund
    -----------
        1 year:   $ 1,231.90  $ 1,000.00   1.00       23.19%        23.19%
       5 years:   $ 1,671.70  $ 1,000.00   5.00       10.82%        67.17%
  Life of Fund:   $ 2,396.00  $ 1,000.00   9.15       15.10%       139.60%

High Yield Fund
---------------
        1 year:   $ 1,114.30  $ 1,000.00   1.00       11.43%        11.43%
       5 years:   $ 1,687.20  $ 1,000.00   5.00       11.03%        68.72%
  Life of Fund:   $ 2,235.10  $ 1,000.00   9.15       13.82%       123.51%

International Securities Fund
-----------------------------
                      1 year:   $ 1,141.00  $ 1,000.00   1.00   14.10%   14.10%
                     5 years:   $ 1,550.50  $ 1,000.00   5.00    9.17%   55.05%
                Life of Fund:   $ 1,813.00  $ 1,000.00   6.71   10.05%   81.30%

        Investment Grade Fund
        ---------------------
                      1 year:   $ 1,018.40  $ 1,000.00   1.00    1.84%    1.84%
                Life of Fund:   $ 1,359.70  $ 1,000.00   4.98    6.36%   35.97%

    Target Maturity 2007 Fund
    -------------------------
                      1 year:   $   968.40  $ 1,000.00   1.00   (3.16%)  (3.16%)
                Life of Fund:   $ 1,179.10  $ 1,000.00   1.68   10.27%   17.91%

    Target Maturity 2010 Fund
    -------------------------
                Life of Fund:   $ 1,109.00  $ 1,000.00    .68   10.90%   10.90%

        Utilities Income Fund
        ---------------------
                      1 year:   $ 1,084.40  $ 1,000.00   1.00    8.44%    8.44%
                Life of Fund:   $ 1,275.20  $ 1,000.00   3.09    8.08%   27.52%